THIS AGREEMENT, dated this 3 day of February, 1998, by and between WALGREEN CO., an Illinois corporation (the "Company"), and Charles R. Walgreen III of Lake Forest, Illinois (the "Employee").

     WITNESSETH:

     WHEREAS, the Employee has been continuously in the employ of the Company since 1952 and is presently serving as Chairman of the Board of the Company; and

     WHEREAS, the Company desires that, if the Employee remains in its employ until his retirement date, the Employee shall during the ensuing three years be available to the Company for advice and counsel as reasonably requested; and

     WHEREAS, upon the terms and conditions hereinafter set forth, the Employee is willing to enter into this Agreement:

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements of the parties herein contained, it is hereby agreed as follows:

     1. The term "retirement date", as used in this Agreement, means the "pay through" date as shall be designated on Walgreen payroll records.

     2. Until his retirement date, provided the Employee continues in the employ of the Company, the Employee shall devote substantially his entire business time and attention to the business and affairs of the Company and its subsidiaries and shall perform such duties as reasonably may be assigned by the Board of Directors.

     3. The Employee agrees that, for a period of three (3) years from and after his retirement date, he will be available at reasonable times upon reasonable notice by the Company for consultation with personnel of the Company and for special services to the Company and its subsidiaries such as surveys and the formulation and development of special programs pertaining to activities of the Company. As compensation for such services, the Company agrees to pay to the Employee, in equal monthly installments a sum equal in the aggregate to 150% of the annual base salary rate received by the Employee in the last year prior to his retirement date. Such compensation shall be in addition to any benefits to which the Employee may be entitled under any pension, profit sharing, option or other plan of the Company. It is further understood that perquisites provided to Employee such as his Company car, payment of his country club dues and secretarial support are not affected by this Agreement.

     4. The Employee agrees that, during the period of this agreement, he will not directly or indirectly, whether as principal, agent, partner, officer, director, employee, stockholder of in excess of 1/2 of 1% of the outstanding stock, or member, engage in any business or activity which, in the opinion of the Board of Directors of the Company, shall be competitive with or adverse to the interests of any business conducted by the Company or any of its subsidiaries, except with the prior written consent of the Board of Directors of the Company.

     5. This agreement and, except as hereinafter provided all obligations of the Company hereunder, shall terminate if prior to the Employee's retirement date, he shall voluntarily leave the employ of the Company or shall be discharged from his employment, or shall assign any of his rights hereunder, or if after the Employee's retirement date, he shall breach his agreement contained in Section 4 hereof.

     If before or after retirement the Employee should by reason of physical disability be unable to perform his duties, the Company shall be obligated to commence, or complete, as may be applicable, the payments specified in Section 3 hereof.

     If before or after retirement the Employee should die, the Company shall thereafter be obligated to commence, or complete, as may be applicable, payments to the beneficiary of the Employee, hereinafter named, in sums equal to one-half of the amounts which the Employee would have received, if living, as specified in
Section 3 hereof.

     6. This agreement shall be binding upon the parties hereto and the corporate successors and assigns of the Company.

     IN WITNESS WHEREOF, the parties have duly executed this agreement the day and year first above written.


WALGREEN CO.

By   John A. Rubino                     C. R. Walgreen III
     Vice President                          Charles R. Walgreen
III

Attest:


     Julian A. Oettinger
     Secretary

     The undersigned Charles R. Walgreen III, as the Employee in the attached Agreement, hereby designates Charles D. Hunter, Nancy Godfrey, Julian A. Oettinger, Trustees u/a dated February 8, 1973, with Charles R. Walgreen III as his beneficiary under the provisions of Paragraph 5 thereof. The undersigned further reserves the right to change beneficiaries or successor beneficiaries from time to time during the term of the Agreement.

     Dated this 3 day of February, 1998.


                                   C. R. Walgreen III

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